Exhibit 99.10

               ECSI Announces Appointment of VP, Advanced Systems

CLIFTON, N.J., June 10, 2005, - ECSI International, Inc., a division of Electronic Control Security Inc. (OTC BB:EKCS.OB), a global leader in perimeter security systems, today announced the appointment of Ashok K. Saxena as Vice President, Advanced Systems for ECSI International, Inc.

Mr. Saxena's background encompasses a vast knowledge that includes satellite and launch vehicle engineering, internet and telecommunications network solutions, information technology including software development and flight computer operating systems and applications. Previously Mr. Saxena was with L-3 Communications where he was instrumental in the awards to the company of the IBDSS contract and the Force Protection Airborne Surveillance System (FPASS II) program proposal. During his tenure at L-3, he was involved in the development of highly advanced security technologies including a video compression device and portable radar system for aircraft.

Arthur Barchenko, President and CEO of ECSI, said, "We are very fortunate to have Ashok Saxena's extensive security technology background and business development ability to solidify our standing with ECSI's U.S. Government customers and strengthen our position in future contract negotiations."

About ECSI

ECSI is recognized as a global leader in perimeter security and an effective quality provider for both the Department of Defense and Homeland Security programs. The company designs, manufactures and markets physical electronic security systems for high profile, high threat environments. The employment of risk assessment and analysis allows ECSI to determine and address the security needs of government and commercial-industrial installations. The company has teaming agreements with ADT Federal Systems, ARINC, Hudson Marine Inc., Lockheed Martin Transportation & Security Solutions, Parsons Infrastructure & Technology Group, Radio Holland Group, SERCO, Inc., STS International, Tetra Tech, Inc. and other industry leaders. ECSI is located at 790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012. Tel: 973-574-8555; Fax: 973-574-8562; for more information on ECSI and its customers please go to http://www.anti-terrorism.com.

ECSI INTERNATIONAL, INC. SAFE HARBOR STATEMENT: Statements in this press release, including the statements relating to projected future financial performance, are considered forward-looking statements under the federal securities laws. Sometimes these statements will contain words such as "anticipates," "expects," "plans," "projects," "estimates," "outlook," "forecast," "guidance," "assumes," and other similar words. These statements are not guarantees of the Corporation's future performance and are subject to risks, uncertainties and other important factors that could cause the Corporation's actual performance or achievements to be materially different from those the Corporation may project.

The Corporation's actual results will likely be different from those projected due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not rely


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on forward-looking statements. Forward-looking statements also represent the
Corporation's estimates and assumptions only as of the date that they were made. The Corporation expressly disclaims a duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect the occurrence of subsequent events, changed circumstances or changes in the Corporation's expectations.

In addition to the factors set forth in the Corporation's 2004 Form 10-K and quarterly reports filed on Form 10-Q with the Securities and Exchange Commission (http://www.anti-terrorism.com), the following factors could affect the Corporation's forward-looking statements: the ability to obtain or the timing of obtaining future government awards; the availability of government funding and customer requirements both domestically and internationally; changes in government or customer priorities due to program reviews or revisions to strategic objectives (including changes in priorities in response to terrorist threats or to improve homeland security); the competitive environment; economic business and political conditions domestically and internationally; program performance; the timing and customer acceptance of product deliveries; performance issues with key suppliers and subcontractors; customer and other regulatory reaction to the proposed acquisition and the outcome of contingencies (including completion of any acquisitions and divestitures, litigation and environmental remediation efforts). These are only some of the numerous factors that may affect the forward-looking statements contained in this press release.

For ECSI contact:
Kathleen Zomack
973-574-8555